FIRST AMENDMENT TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                         PNC BANK, NATIONAL ASSOCIATION
                             (AS LENDER AND AGENT),

                                  THE LENDERS,

                                       AND

                              L. B. FOSTER COMPANY,
                                CXT INCORPORATED,
                                 NATMAYA, INC.,
                            FOSTER TECHNOLOGIES, INC.
                                       AND
                                  FOSMART, INC.
                                   (BORROWERS)





                                September 8, 2003

             FIRST AMENDMENT TO REVOLVING CREDIT SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (the "Amendment") is made as of September 8, 2003, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania ("Foster"), CXT INCORPORATED, a corporation organized under the laws of the State of Delaware ("CXT"), NATMAYA, INC., a corporation organized under the laws of the State of Delaware ("Natmaya"), FOSTER TECHNOLOGIES INC. a corporation organized under the laws of Ontario, Canada ("Foster-Canada") and FOSMART, INC., a corporation organized under the laws of the State of Delaware ("Fosmart") (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated as of September 26, 2002 (as amended from time to time, the "Agreement").

         WHEREAS, the Borrowers have requested the Lenders to amend the agreement in connection with certain transactions relating to intercompany obligations and sales of assets.

         WHEREAS, the parties hereto desire to amend the terms of the Agreement as provided for herein.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

                  Defined terms used herein shall have the meanings given to them in the Agreement.

2. The following definition set forth in Section 1.2 of the Agreement is hereby amended and restated as follows:

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons, but shall not include any Person which has dissolved or otherwise ceased to have a separate legal existence in a manner permitted by the Agreement.

3. Section 7.1 of the Agreement is hereby amended and restated as follows:

         "7.1     Merger, Consolidation, Acquisition and Sale of Assets.

         (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets, division, business, stock or other ownership interests of any Person or permit any other Person to consolidate with or merge with it; provided however, (i) Foster-Canada, Natmaya and/or Fosmart may be dissolved, (ii) Borrowers may exercise any warrants to obtain stock of DM&E so long as the aggregate amount of funds required to exercise such warrants does not exceed $500,000, (iii) Fosmart may be merged with and into Foster so long as Foster is the surviving corporation, and (iv) Foster may purchase or acquire the assets or stock of any Person (a "Permitted Acquisition") if all of the following requirements are met in connection with such acquisition:

         (A) if Foster is acquiring the ownership interests in such Person, such Person shall join this Agreement as a Borrower or become a Guarantor for the Obligations as determined by the Agent;

         (B) in the case of a stock or other ownership purchase, the Person acquired by Foster shall grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and in the case any of both a stock or other ownership purchase or an asset purchase, Foster shall cause the Lien of the Agent to be a first priority, perfected security interest;

         (C) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

         (D) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrowers as described in Section 5.22, and the business shall be located in the United States;

         (E) no Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

         (F) after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall have at least $8,000,000 of Undrawn Availability; and

         (G) the aggregate consideration paid by Foster for all such Permitted Acquisitions shall not exceed either $5,000,000 in the aggregate in any fiscal year of the Borrowers or $10,000,000 in the aggregate during the Term.

         (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the ordinary course of its business, (ii) the sale, disposition or transfer of Equipment which Foster determines is no longer required for the operation of its business,

(iii) the sale, disposition or transfer of any assets or Real Property located at Foster' St. Mary, West Virginia facility, its Pomeroy, Ohio facility, its Doraville, Georgia facility, or its Langfield Road, Texas property, (iv) the sale of certain property formerly used at its former Newport Kentucky coating operation, (v) the sale of any assets of Foster-Canada or the stock of Foster-Canada, (vi) the sale of any securities issued by DM&E to Foster, (vii) sales, dispositions and transfers to the extent permitted under Section 4.3, and
(viii) the sale of Foster's equity investment in RP&F and the release of Foster's claims against RP&F in exchange for a note from Rail Productions and Fabrications, Inc., a Washington corporation, in the principal amount of $5,500,000."

4. Section 7.5 of the Agreement is hereby amended and restated as follows:

         "7.5     Loans.
                  -----

         Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to
(a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans advanced to its employees in the ordinary course of business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) loans advanced by one Borrower to another Borrower, and (d) advances made by a Borrower to RP&F, provided however, advances to RP&F shall be limited to the amounts permitted in Section 7.1(b) plus an additional amount not in excess of $250,000 in the aggregate at any one time outstanding."

5. Section 7.10 of the Agreement is hereby amended and restated as follows:

         "7.10    Transactions with Affiliates.

         Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than a Borrower), except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate."

6. Amendment Fee. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $15,000, which fee shall be deemed to be earned as of the date hereof.

7. Representations. The Borrowers each represent and warrant that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder. The Borrowers each represent and warrant that no Default or Event of Default exists under the Credit Agreement or shall result from the execution and delivery of this Amendment.

8. Force and Effect. Each Lender and each Borrower reconfirms and ratifies the Agreement and all Other Documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment, and each Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

9. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

10. Counterparts; Effective Date. This Amendment may be signed by telecopy or original in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall become effective as of the date first above written upon its execution and delivery by the Borrowers and the Required Lenders and payment of the amendment fee required under Section 6 hereof.


                            [SIGNATURE PAGES FOLLOW]

                  [SIGNATURE PAGE 1 OF 2 TO FIRST AMENDMENT TO
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

         Intending to be legally bound, each of the parties has signed this First Amendment to Revolving Credit and Security Agreement as of the day and year first above written.

ATTEST:                          L. B. FOSTER COMPANY



                                 By:/s/David J. Russo                [Seal]
------------------------------   ------------------------------------------
                                 Name:David J. Russo
                                 Title:Senior V.P. and CFO


ATTEST:                          CXT INCORPORATED



                                 By:/s/David J. Russo                [Seal]
------------------------------   ------------------------------------------
                                 Name:David J. Russo
                                 ------------------------------------------
                                 Title:V.P. and CFO
                                 ------------------------------------------


ATTEST:                          NATMAYA, INC.



                                 By:/s/Judith J. Scarborough         [Seal]
------------------------------   ------------------------------------------
                                 Name:Judith J. Scarborough
                                 ------------------------------------------
                                 Title:President
                                 ------------------------------------------


ATTEST:                          FOSTER TECHNOLOGIES INC.



                                 By:/s/David J. Russo                [Seal]
------------------------------   ------------------------------------------
                                 Name:David J. Russo
                                 ------------------------------------------
                                 Title:V.P. and CFO
                                 ------------------------------------------

ATTEST:                          FOSMART, INC.



                                 By:/s/Judith J. Scarborough         [Seal]
------------------------------   ------------------------------------------
                                 Name:Judith J. Scarborough
                                 ------------------------------------------
                                 Title:President
                                 ------------------------------------------

                  [SIGNATURE PAGE 2 OF 2 TO FIRST AMENDMENT TO
                    REVOLVING CREDIT AND SECURITY AGREEMENT]

                                 PNC BANK, NATIONAL ASSOCIATION, a
                                 national banking association, as Lender and as Agent



                                 By:/s/James M. Steffy
                                 ----------------------------------------
                                 Name:James M. Steffy
                                 ----------------------------------------
                                 Title:Vice President
                                 ----------------------------------------


                                 LASALLE BANK NATIONAL ASSOCIATION


                                 By:/s/Robert W. Hart
                                 ----------------------------------------
                                 Name:Robert W. Hart
                                 ----------------------------------------
                                 Title:First Vice President
                                 ----------------------------------------


                                 FIRST COMMONWEALTH BANK


                                 By:/s/Paul J. Oris
                                 ----------------------------------------
                                 Name:Paul J. Oris
                                 ----------------------------------------
                                 Title:V.P.
                                 ----------------------------------------